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                                                                   Exhibit 10(j)

                                     LEASE

         THIS LEASE ("Lease") is made this ___ day of ________________, 1997, by and between Kennametal Inc., a Pennsylvania corporation, having its principal office at State Route 981 South, P. O. Box 231, Latrobe, Pennsylvania 15650-0231 ("Landlord"), and J&L America, Inc., a Michigan corporation and a wholly-owned subsidiary of JLK Direct Distribution Inc., a Pennsylvania corporation ("JLK"), having its principal office at Livonia Executive Park, 31800 Industrial Road, Livonia, Michigan 48150 ("Tenant").

         In consideration of the mutual covenants hereinafter set forth, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

         1. Leased Premises. Landlord hereby leases to Tenant, and Tenant accepts and leases from Landlord, those premises ("Leased Premises," singularly or collectively as the context require) consisting of space within the buildings (hereinafter "Building" or "Buildings" as the context may require) at the locations described on Exhibit A attached hereto and made a part hereof.

         2.  Term of the Lease.

              (a) This Lease will have a term (the "Initial Term") of ten (10) years commencing on the date hereof ("Lease Commencement Date").

              (b) Tenant shall have the right to extend this Lease for successive one-year terms (the "Extension Term") upon written notice to Landlord no less than ninety (90) days' prior to the expiration of the Initial Term or the applicable Extension Term (the "Term" shall refer to the Initial Term or the Extension Term as applicable).

              (c) Tenant shall have no right to continue to occupy the Leased Premises after the expiration of the Term unless this Lease is renewed or extended as provided, or otherwise by agreement of the parties, and Tenant shall vacate the Leased Premises on or before the last day of the Term. If Tenant remains in possession of the Leased Premises with the consent of Landlord following the expiration of the Term, then unless the parties agree otherwise in writing, this Lease shall continue as a lease from month to month.

              (d) In addition to any other rights, this Lease shall be terminated upon the expiration of the Term or may be terminated as follows: (i) by either party upon material breach of a representation, agreement or other obligation under this Lease (a "Material Breach"), provided the non-breaching party provides the breaching party with written notice of such Material Breach and the breaching party fails to cure within 30 days of receipt of such notice; or (ii) by Kennametal in the event that JLK owns shares representing less than a majority of the voting power of the outstanding common stock of Tenant; or
(iii) by Kennametal upon a Change in Control (as defined below) with respect to JLK. A "Change in Control" shall be deemed to have occurred if: (1) Landlord or its affiliates (excluding JLK and its subsidiaries) shall own shares representing less than a majority of the voting power of the outstanding common stock of JLK; (2) a majority of the seats (other than vacant seats) on JLK's Board of Directors shall at any time be occupied by persons who were neither
(A) nominated by Landlord or by JLK's Board of Directors, nor (B) appointed by directors of JLK so nominated; or (C) any person or group other than Landlord or its affiliates (excluding JLK and its subsidiaries) shall otherwise directly or indirectly have the power to exercise a controlling influence over JLK.

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         3.  Rent.

              (a) On or before the first (1st) day of each calendar month during the Term, commencing ____________, Tenant will pay to Landlord, without demand, deduction or setoff, rent ("Rent") for each respective Leased Premises in the amount set forth on Exhibit A with respect to such Leased Premises. All Rent will be paid in accordance with subparagraph 23(d) of this Lease.

              (b) If Tenant does not pay all Rent due for each respective Leased Premises on or before the thirtieth (30th) day of the calendar month, Tenant shall pay, together with Rent then due, a late charge to Landlord in the amount of four percent (4%) of such delinquent rental payment. This sum shall be payable as Additional Rent (as defined in Paragraph 4) for purposes of this Lease.

         4.  Additional Rent.

              (a) For purposes of this Lease, any sums identified as "Additional Rent" pursuant to other provisions of this Lease, together with all of the following, shall constitute "Additional Rent" and shall be paid when due:

              (i) Tenant's pro-rata share of the real estate taxes and assessments imposed on the Buildings and the underlying land with respect to each Leased Premises. For purposes of this subsection, real estate taxes and assessments shall mean those taxes and assessments, both general and special, levied during the calendar year (regardless of whether the taxing body operates on a calendar or fiscal year basis).

              (ii) Tenant's pro-rata share of all Operating Expenses (as defined below). "Operating Expenses" means all expenses, costs and disbursements of every kind which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, repair and maintenance of the Buildings, as they may be now or hereafter be constituted. All Operating Expenses shall be determined in accordance with generally accepted accounting principles (consistently applied) and shall include, without limitation:

                   (A) Wages, salaries, and fees of all personnel or entities (exclusive of Landlord's executive personnel) engaged in the operation, repair, maintenance, or security of the Buildings, including taxes, insurance, and benefits relating thereto;

                   (B) All supplies and materials used in the operation, repair, security, and maintenance of the Buildings;

                   (C) Cost of all maintenance and service agreements for the Buildings and the equipment therein, including, without limitation, alarm service, water treatment services, janitorial services, security systems service, window cleaning, service on electrical and mechanical components, trash removal, elevator maintenance, extermination service, plumbing service, grounds keeping, and landscaping;

                   (D) Cost of all insurance relating to the Buildings and, subject to Paragraph 8, to the Leased Premises, which Landlord considers reasonably

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                   necessary for the operation of the Buildings, including
                   without limitation, the cost of property, casualty and liability insurance applicable to the Buildings including the Leased Premises, and Landlord's and Tenant's personal property used in connection therewith, and the cost of business interruption or rental insurance in such amounts as will reimburse Landlord for all losses of earnings and other income attributable to such perils as are commonly insured against by prudent landlords or required by Landlord's mortgagee, if any.

                   (E) Cost of repairs and maintenance (excluding repairs and maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to Tenant);

                   (F) All utility costs of the Buildings, including, without limitation, water, power, fuel, heating, lighting, air conditioning, and ventilating;

                   (G) Amortization of the cost of installation of capital investment items which are installed primarily to reduce operating costs for the general benefit of the Buildings, tenants or to enhance the Buildings or which may be required by any governmental authority. All costs, shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined by Landlord according to generally accepted accounting principles, but in no event to extend beyond the reasonable life of the affected Buildings;

                   (H) Landlord's central accounting costs, the cost of an annual audit and landlord's legal fees relating to the operation of the Buildings;

                   (I) A management fee to the managers of the Buildings, if any.

             (iii) Tenant's pro-rata share of the Operating Expenses shall be determined by dividing the total gross floor area contained within the Leased Premises by the total gross floor area contained within the Buildings and multiplying it by the Operating Expenses.

              (b) Payment of Additional Rent will be made in accordance with subparagraph 22(d) of this Lease by Tenant within thirty (30) days after written demand from Landlord, unless otherwise specified in this Lease. The obligations of Tenant under this subparagraph will be prorated further if this Lease is in effect for a portion of a calendar year, and these obligations will survive termination of this Lease.

         5.   Use of the Leased Premises.

              (a) Tenant shall use and occupy each Leased Premises for the display and retail sale of metalworking consumables and related products, and ancillary office and storage use. Tenant shall not use or occupy the Leased Premises for any other purpose or business without the prior consent of Landlord. In its use and occupancy of each Leased Premises, Tenant shall, at Tenant's expense, comply with all laws, rules, regulations, requirements and ordinances existing or hereinafter enacted or imposed by any governmental authority having jurisdiction over the activities of Tenant at each Leased Premises, including without limitation those related to health, safety, fire, employee protection and environmental matters.

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              (b)  Tenant may install such trade fixtures and equipment at any
Leased Premises as Tenant determines necessary, provided that if any such equipment or trade fixtures necessitates modifications to the structural, HVAC, plumbing or electrical systems of the Building in which such Leased Premises are located, Tenant will obtain the prior written approval of Landlord and will further pay for the cost of such work. Tenant may also, during the term of this Lease, make further alterations, at its cost, to any Leased Premises to accommodate its needs. Any such alterations shall be subject to the prior written approval of Landlord. Tenant will submit plans and specifications to Landlord at least thirty (30) days prior to the commencement of work, and all work will be completed in a timely and diligent manner in accordance with plans and specifications previously approved by Landlord, and in conformity to all applicable building, health, fire, electrical, plumbing, safety, energy conservation and related codes.

              (c) At the end of the Term, Tenant will remove its equipment, furnishings and trade fixtures located at the Leased Premises. Tenant shall also remove any alterations made by Tenant to the Leased Premises (unless otherwise approved by Landlord), provided that in all cases Tenant shall restore the Leased Premises to a condition comparable to that existing as of the date of commencement of the Term.

              (d) Tenant will not commit waste on the Leased Premises, nor will Tenant make unreasonable use of any utility services furnished by Landlord, nor will Tenant conduct any activities or operations on the Leased Premises that will constitute a nuisance, generate excessive dust, smoke or offensive odors, or cause unreasonable noise, or disrupt the operations of Landlord or any other tenant of the Buildings, or which could result in cancellation or increase in the premium of Landlord's fire, casualty or liability insurance.

         6.   Services, Maintenance and Repair.

              (a) Landlord will furnish electric, gas, water and sewage service to the Leased Premises; at the discretion of either Landlord or Tenant, but at the cost of Tenant, separate meters may be installed, and Tenant will pay for the actual cost and expense of any separately metered utilities for the Leased Premises, which will constitute Additional Rent for purposes of this Lease. Tenant will assume responsibility for rubbish removal and cleaning of the Leased Premises. The obligations of Landlord under this subsection will be limited to furnishing heat sufficient to maintain office temperatures of not less than 70 degrees Fahrenheit during winter months, and not more that 78 degrees Fahrenheit during summer months, and storage area temperatures during winter months of not less than 60 degrees Fahrenheit.

              (b) Tenant shall perform at its sole cost and expense all maintenance and repair required to keep the interior of the Leased Premises, including plumbing and electrical fixtures, interior walls and carpeting, in good order and repair, normal wear and tear excepted. If Tenant refuses or neglects to perform the foregoing, after not less than fifteen (15) days' written notice, Landlord may perform at the expense of Tenant; that expense shall be collectible as Additional Rent, and shall be due to Landlord upon demand.

              (c) Landlord will perform necessary maintenance, repairs and replacements, as determined by Landlord in its sole discretion, on the structural components of the Buildings, including exterior walls and foundation, roof, plumbing, electrical and HVAC systems of the Buildings.

         7.   Indemnification and Liability.

              (a) Tenant will hold Landlord harmless, and will indemnify Landlord, against any claims for damage, suits, actions, fines or penalties, together with reasonable attorney's fees incurred by Landlord, related in any manner to any claims made, or actions, suits or proceedings instituted, before any judicial or administrative tribunal, by any person, including without limitation employees, agents or servants of Tenant, if such claim, action, suit or proceeding, either (i) arises in any manner whatsoever from the activities

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and operations of Tenant at the Leased Premises, or (ii) is caused by the negligence or willful acts of Tenant, or its agents, servants, employees or contractors, or (iii) results from the failure of Tenant to comply with its duties and obligations under this Lease.

              (b) If any suit or proceeding is instituted against Landlord before any judicial or administrative tribunal, and Tenant is required to indemnify and to hold Landlord harmless against that suit or proceeding pursuant to subpart (a), then Tenant will defend Landlord with legal counsel acceptable to Landlord, or will reimburse Landlord within ten (10) days after demand for reasonable attorney's fees incurred by Landlord in the defense of such action, and all sums payable shall constitute Additional Rent for purposes of this Lease.

         8.   Insurance.

              (a) Tenant shall maintain with respect to each Leased Premises commercial general public liability and property damage insurance, with minimum limits of not less than $2,000,000 on account of bodily injury to or death of one person and $5,000,000 on account of bodily injuries to or death of more than one person per occurrence, and not less than $5,000,000 combined single limit for bodily injury and property damage. Tenant will furnish evidence of that insurance to Landlord, which shall name Landlord as additional insured, and which shall further provide that Landlord will receive not less than thirty
(30) days' written notice of cancellation.

              (b) Tenant shall maintain such fire, casualty and theft insurance on its equipment, trade fixtures and other personal property utilized in connection with its occupancy of the Leased Premises as Tenant determines to be appropriate.

              (c) Notwithstanding anything to the contrary contained in the foregoing subparagraphs (a) and (b), so long as Tenant is an affiliate of Landlord, Landlord may elect, in its sole discretion, to maintain Tenant's insurance under its blanket or umbrella insurance policies, provided that Tenant shall pay its pro-rata share of the costs and expenses of maintaining such insurance on the Leased Premises as additional rent. For purposes of this subparagraph, "affiliate" means a corporation, partnership or other business entity which directly, or indirectly, controls, is controlled by, or is under common control with Landlord.

              (d) Landlord will maintain fire and casualty insurance, with extended coverage, on the Buildings in amounts determined appropriate by Landlord.

              (e) All insurance policies maintained by either Landlord or Tenant will contain a provision denying the insurer any rights of subrogation against the other party as the result of negligence of such party or its agents, servants or employees. Each party waives any right to recover against the other for any losses or damages covered by such insurance policy.

         9.   Fire or Other Casualty.

              (a) If a Building is partially damaged by fire or other casualty, subject to subsection (b) below, damages shall be repaired from the proceeds of insurance disbursed for that purpose within ninety (90) days (or as soon as is reasonably practicable) after the date of the casualty to a condition comparable to that existing immediately prior to such damage. During the period that those repairs are being made, unless the casualty was due to the fault of Tenant, the Rent and Additional Rent shall be abated in part from the date of the casualty based upon that percentage of the square footage of the Leased Premises in such partially-damaged Building that remain usable by Tenant. Any restoration work performed under this Paragraph 9 will be completed by a contractor (or contractors), and pursuant to plans and specifications, approved in writing by Landlord.

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              (b)  If the Leased Premises in a Building are rendered
substantially untenantable by reason of a fire or other casualty, so that they cannot be restored to the condition previously existing within ninety (90) days after the date of the casualty, as reasonably determined by Landlord, or if sufficient insurance proceeds to restore such Leased Premises are not made available to Landlord, then Landlord will advise Tenant in writing of such circumstance as soon as is reasonably practicable after the casualty. Landlord and Tenant will attempt to resolve issues relating to restoration of such Leased Premises. However, either party may terminate this Lease with respect to such Leased Premises during a period of thirty (30) days after the date of Landlord's notice contemplated in this Paragraph. All obligations of either party with respect to such Leased Premises pursuant to this Lease shall cease as of the date that notice of termination is given, provided that Rent and Additional Rent will be abated as of the date of the casualty.

         10. Mechanics' Liens. All work performed by, or at the direction of, Tenant on any portion of the Leased Premises shall be completed free of any mechanics', materialman's or similar lien, and if any such lien is at any time entered against the Leased Premises, or against Tenant's leasehold interest, the Tenant will bond that lien in full, or have it stricken or paid, within thirty (30) days of having been entered.

         11. Environmental Matters. For the purposes of this Lease, a Hazardous Material is defined as (a) any hazardous or toxic substance, waste or other such material identified in or pursuant to (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. Sections 9601 et seq., (ii) the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Sections 6901 et seq., (iii) any other federal, state or local legislation, regulations or ordinances, whether now existing or hereafter enacted or promulgated, designed to protect the environment, public health or welfare or (iv) any judicial or administrative interpretation of such laws, rules or regulations or (b) any oil or petroleum product or by product.

         Tenant covenants and agrees that it will remain in strict compliance with all applicable federal, state and local laws, decisions of the courts and regulations, rules, directives, decrees, and orders of federal, state and local government authorities regarding the protection of the environment and the protection of the public health and safety. Tenant further covenants and agrees to indemnify, protect, and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, judgments, suits, proceedings, costs, disbursements or expenses of any kind and of any nature whatsoever (including, without limitation, attorneys' and experts' fees and disbursements) which may at any time be imposed upon, incurred by, asserted against or awarded against Landlord as a result of the treatment, storage, disposal, discharge, release, threat of release, or generation, in any portion of any of the Buildings, of any Hazardous Materials which are introduced to any of the Buildings by, or on behalf of, the Tenant, including, without limitation: (i) the cost of removal, restoration, remediation or other such work done in connection with any Hazardous Materials released from or threatened to be released from all or any portion of the Buildings into the air, any ground or surface water, any soil, or any drain or pipe within such Building, (ii) costs incurred to comply with all applicable laws, orders, judgments and regulations with respect to Hazardous Materials on all or any part of any of the Buildings, (iii) costs related to the payment of environmental consultants to evaluate the risk or potential threat to the environment or to individuals created by the presence of any Hazardous Materials on all or any portion of any of the Buildings, and (iv) costs related to the Landlord being named a potentially responsible party for the violation of any state, federal or local environmental law or regulation.

         12. Condemnation. If any of the Leased Premises are condemned for public use, upon the filing of proceedings constituting a taking by the public authority, this Lease shall terminate with respect to such Leased Premises. Tenant shall not be entitled to a share of such proceeds for the loss of the value of this Lease with respect to such Leased Premises. In the event of a partial taking of a Building, or of such portion of the Leased Premises in a Building as to materially affect the usage of Tenant, Tenant may elect to terminate this Lease with respect to such Leased Premises, or Tenant may elect to continue to operate in that portion of such Leased Premises not taken, but in that event the proceeds of condemnation will be applied first to adapt such

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Leased Premises for Tenant's use. Tenant shall also be entitled to moving expenses and relocation assistance payments pursuant to applicable law, provided that such payments do not reduce the damages payable to Landlord. All Rent paid in advance with respect to such Leased Premises shall be apportioned as of the date of Lease termination.

         13.  Default; Notice to Vacate; Remedies.

              (a) If Tenant fails to pay any monthly installment of Rent due to Landlord on or before the thirtieth (30th) day of any calendar month during the term of this Lease, or if Tenant fails to pay any late charge due pursuant to Paragraph 3, or if Tenant fails to pay any sum payable as Additional Rent as required in this Lease, then Tenant shall be in default. In that event and without terminating this Lease, Landlord may give Tenant a notice to vacate the Leased Premises, directing Tenant to move from the Leased Premises within ten
(10) days of the date of service of that notice. Landlord may send this notice to Tenant by certified or registered mail (return receipt requested), may deliver it by personal service, or may leave it for Tenant at the Leased Premises. Tenant may cure its default by the payment of all Rent or Additional Rent then due, including late charges, within that ten (10) day period, but if Tenant does not pay all such sums, then Tenant shall move from the Leased Premises within that period. If Tenant does not either pay all sums due, or so move, by the end of the notice period, then Landlord may without further notice commence a legal action in any court of competent jurisdiction to compel the forcible eviction of Tenant, and Landlord may commence such other actions arising out of Tenant's default as Landlord determines appropriate, but Tenant may cure its default during the pendency of such action provided that Tenant reimburses Landlord for all court costs and attorney's fees then incurred, including reasonable attorney's fees, together with all accrued Rent, late charges and Additional Rent.

              (b) If Tenant commits any other breach of the conditions and covenants of this Lease, then Landlord may send notice to Tenant directing Tenant to either (i) vacate the Leased Premises within twenty (20) days of the date of service of that notice or (ii) cure its default within such period, provided that if additional time to cure is necessary, Tenant shall be afforded such time as is reasonably necessary to cure if Tenant commences cure during the notice period and proceeds diligently to do so. This notice may be served upon Tenant by either personal delivery, by certified or registered mail (return receipt requested), or by leaving it at the Leased Premises. If Tenant does not either cure its Default, as provided in this subsection, or vacate the Leased Premises as required by such notice, Landlord may without further notice, and regardless of whether Landlord terminates this Lease, institute a legal action before any court of competent jurisdiction to compel the forcible eviction of Tenant.

              (c) If Tenant does not vacate the Leased Premises on the expiration of this Lease, then Landlord may institute legal action before any court of competent jurisdiction to compel the forcible eviction of Tenant, and Landlord shall not be required to give notice to Tenant prior to instituting such action.

              (d) Tenant further acknowledges that the giving of a notice to vacate the Leased Premises by Landlord will not terminate this Lease or any of Tenant's obligations under this Lease, specifically including Tenant's obligation to pay Rent and Additional Rent unless Landlord specifically elects to terminate such obligations in writing, and Tenant's obligation to pay Rent and Additional Rent, and to perform all other obligations and duties of this Lease, shall continue to be binding upon Tenant. Notwithstanding anything set forth in this Paragraph or in Paragraph 14, Landlord may, in its sole discretion, at any time after default and the expiration of any cure period provided in this Lease, terminate this Lease, and all rights of the parties hereunder shall then end.

              (e) If Tenant defaults under subparagraph (a) or (b) of this Paragraph and such default relates to fewer than all of the Leased Premises, Landlord may elect to exercise any of its rights and remedies under this Lease with respect only to those Leased Premises to which such default relates.

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              (f)  Tenant further acknowledges that the notice periods contained in this Paragraph are shorter in time than the notice periods provided in Pennsylvania's Landlord and Tenant Act of 1951, 68 Purdon's Status. Section
250.101 et seq., Section 250.501. The notice periods contained in this Lease shall be binding upon Tenant, and Tenant waives those notice periods provided in the Landlord and Tenant Act.

         14.  Additional Rights and Remedies.

              (a) If at any time during the term of this Lease, Tenant vacates the Leased Premises, as the result of a notice to vacate after a default, or legal action instituted by Landlord, or otherwise, unless Landlord terminates this Lease, Tenant shall remain obligated to pay Rent and Additional Rent as established in this Lease for the remainder of the balance of the Term, and all such Rent and Additional Rent (as reasonably estimated by Landlord) shall, at the option of Landlord, be immediately due and payable in full. Landlord may bring a legal action, or a series of legal actions, to collect all such sums due.

              (b) If Tenant so vacates the Leased Premises, Landlord will make reasonable efforts to obtain another tenant or tenants for the Leased Premises for the balance of the then current term. In any event, Landlord will have discretion to negotiate such lease conditions, including rent, term of lease, and square footage leased, as Landlord determines to be reasonable. However, Tenant shall be obligated to pay all costs incurred by Landlord, including advertising, leasing commissions, attorneys' fees, costs incurred in making the Leased Premises suitable for occupancy by another tenant, and all other reasonable and necessary costs incurred by Landlord arising out of Tenant's default.

              (c) If Tenant continues to occupy the Leased Premises after the expiration of this Lease, then in addition to the other rights of Landlord under this Lease, Landlord may bring a legal action against Tenant (in addition to an action for forcible eviction) for all damages that result from wrongful retention of possession, including any damages that Landlord may incur by reason of its inability to deliver possession of the Leased Premises to a subsequent tenant.

              (d) If Tenant holds over after expiration of this Lease without the consent of Landlord, then the monthly Rent will be payable in double the amount fixed in Paragraph 3, but no such payment or acceptance of Rent shall continue this Lease in force or result in a waiver of any other rights of Landlord hereunder.

              (e)  CONFESSION OF JUDGMENT:

                   (i) MONEY JUDGMENT: FOR VALUE RECEIVED AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, TENANT DOES HEREBY EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA, TO APPEAR FOR TENANT AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT AGAINST TENANT AND IN FAVOR OF LANDLORD, ITS SUCCESSORS OR ASSIGNS, IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA, FOR THE SUM DUE BY REASON OF SAID DEFAULT IN THE PAYMENT OF RENT, ADDITIONAL RENT AND ACCELERATED RENT, AND FOR THE SUM DUE BY REASON OF ANY BREACH OF COVENANT OR CONDITION BROKEN BY TENANT, WITH COSTS OF SUIT AND ATTORNEY'S COMMISSION OF TEN PERCENT (10%) FOR COLLECTION, AND FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION THEREON WITH RELEASE OF ALL ERRORS AND WITHOUT STAY OF EXECUTION.

                   (ii) JUDGMENT IN EJECTMENT: FOR VALUE RECEIVED AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, OR UPON TERMINATION OF THE TERM OF THIS LEASE AND THE FAILURE OF TENANT TO DELIVER POSSESSION TO LANDLORD, TENANT FURTHER, AT THE OPTION OF LANDLORD, AUTHORIZES AND EMPOWERS ANY SUCH ATTORNEY (EITHER IN ADDITION TO OR WITHOUT SUCH JUDGMENT FOR THE AMOUNT DUE ACCORDING TO THE TERMS OF THIS LEASE) TO APPEAR FOR TENANT AND ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH TENANT, AND CONFESS JUDGMENT FORTHWITH AGAINST TENANT AND SUCH OTHER PERSONS AND IN FAVOR OF LANDLORD IN

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AN ACTION FOR RECOVERY OF POSSESSION OF THE LEASED PREMISES BY CONFESSION OF
JUDGMENT, IN AN ACTION IN EJECTMENT FILED PURSUANT TO THE RULES OF CIVIL PROCEDURE RELATING TO CONFESSION OF JUDGMENT FOR POSSESSION OF REAL PROPERTY IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, WITH RELEASE OF ALL ERRORS. LANDLORD MAY FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION FOR POSSESSION OF THE LEASED PREMISES AND, AT LANDLORD'S OPTION, FOR THE AMOUNT OF ANY JUDGMENT, AND ALL COSTS, WITHOUT LEAVE OF COURT, AND LANDLORD MAY, BY LEGAL PROCESS, WITHOUT NOTICE RE-ENTER AND EXPEL TENANT FROM THE LEASED PREMISES, AND ALSO ANY PERSONS HOLDING UNDER TENANT.

         15. Landlord's Lien. Landlord shall have a lien upon, and Tenant hereby grants to Landlord a security interest in, all machinery, equipment, trade fixtures and other personal property of Tenant located at the Leased Premises, as security for the payment of Rent and Additional Rent and the performance of all other obligations of Tenant required by this Lease. If Tenant defaults in the payment of Rent or Additional Rent, Landlord shall have such rights and remedies as are in any manner permitted by applicable law.

         16.  Landlord's Right to Inspect the Premises; Right to Enter.

              (a) Tenant agrees that Landlord or Landlord's mortgagee, if any, may enter the Leased Premises at reasonable times after prior notice for the purposes of inspection. However, no prior notice shall be required in the event that Landlord reasonably determines that an emergency situation exists, and the giving of prior notice is not practicable.

              (b) Unless Landlord and Tenant have agreed upon a renewal or extension of this Lease, Landlord or its agent may enter the Leased Premises at any time during a period of one hundred twenty (120) days prior to its expiration, for the purpose of showing the Leased Premises to prospective tenants.

         17. Abandonment. If at any time during the Term, Tenant terminates its operations at the Leased Premises, vacates any or all of the Leased Premises, and ceases payment of Rent and Additional Rent, then Landlord may consider such Leased Premises to have been abandoned. In that event, Landlord may retake control of such Leased Premises without resort to legal process, remove any of Tenant's property remaining at such Leased Premises, and dispose of that property in any manner that Landlord considers to be appropriate. No action taken by Landlord under this Paragraph will be construed to constitute a termination of this Lease, Tenant will continue to be obligated to pay Rent and Additional Rent, and the provisions of this Lease relating to Default and remedies, will be applicable in the event of abandonment of the Leased Premises by Tenant.

         18. Assignment and Subletting. Tenant shall not assign this Lease or sublet all or any portion of the Leased Premises at any time during the term of this Lease without the prior written consent of Landlord. A consent in any one instance shall not be deemed to be a consent to any future assignment or subletting. No consent by Landlord to any assignment or subletting will be construed to relieve Tenant of its obligation to pay Rent and Additional Rent for the balance of the then current term.

         19. Landlord's Liability. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Leased Premises for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee of the Leased Premises. No other assets of Landlord or of any principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

         20. Subordination and Attornment. This Lease shall be subject and subordinate to or superior to any existing future mortgage or similar instrument delivered by Landlord with respect to the Building in the sole discretion of the holder of such mortgage or similar instrument. This provision shall be self-operative, provided that in confirmation of this provision, Tenant will execute and deliver within ten (10) days after request by Landlord such certifications or other assurances as may be required by the holder of such mortgage or similar instrument. Tenant hereby constitutes and appoints Landlord as Tenant's attorney in fact to execute and deliver any such certificates or assurances on behalf of Tenant if Tenant fails to do so in a timely manner. If the Buildings are sold pursuant to any action taken pursuant to any such mortgage, or any mortgagee or person or entity assumes title to the Buildings as the result of foreclosure, deed in lieu of foreclosure or otherwise, then upon the happening of such event, Tenant will attorn to and recognize the subsequent owner as landlord under this Lease. Notwithstanding the forgoing, no future mortgage or similar instrument shall entitle a mortgagee to terminate this Lease and Tenant shall not be required to execute any instrument that would permit its occupancy to be disturbed by any mortgagee or successor, owner except by reason of default by Tenant under this Lease.

         21. Common Areas. Landlord hereby grants Tenant, its employees, customers, invitees and licensees, during the Term of the Lease, the right, license and easement to use the portions of the Buildings which are not reserved for the exclusive use of or control by any person or entity, including, without limitation, associated parking facilities (whether surface or structure parking), sidewalks, driveways, loading and unloading areas, open spaces, entrances, exits, corridors, elevators and stairways (the "Common Areas"). Landlord agrees to maintain the Common Areas in the locations and configurations thereof existing as of the Lease Commencement Date.

         22.  Miscellaneous Provisions.

              (a) Successors and Assigns Bound: All of the terms and covenants of this Lease shall be binding upon the parties and upon their respective successors and assigns.

              (b) Governing Law: This Lease shall be interpreted pursuant to the law of the Commonwealth of Pennsylvania.

              (c) Recordation: Neither this Lease nor a memorandum of lease shall be recorded.

              (d) Payments. Payment under this Lease shall be made either by check, wire transfer, intracompany netting or such other methods agreed to by the parties at Landlord's address set forth above or at any place designated in writing by Landlord.

              (e) Amendments: This Lease may be amended, modified or supplemented only by an agreement in writing, executed by both parties, and no oral modification shall be effective.

              (f) Notices: All notices required to be given under this Lease shall be in writing sent to the addresses set forth at the beginning of this Lease. Either party may change those addresses by written notice to the other.

              (g) Broker: Each party represents to the other that neither party has used a broker in connection with this Lease, and each party shall hold the other party harmless from any claims by a broker in connection with this Lease.

              (h) Waiver: A waiver by Landlord of any of its rights and remedies existing under this Lease at any time during the Term shall not obligate Landlord to waive any such right or remedy at any other time.

              (i) Severability: Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

              (j) TRIAL BY JURY: LANDLORD AND TENANT EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES, ANY CLAIM OF INJURY OR DAMAGE, OR ANY RIGHTS OF INDEMNITY.

              (k) Captions: The article and section headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the provisions hereof. Words of any gender used in this Lease shall include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

              (l) Entire Agreement: This Lease and the attached exhibits represent the entire agreement between the parties, and no contemporaneous or prior written or oral understandings between the parties not incorporated into this Lease are to be considered part of it, or are to be binding on either party.

         IN WITNESS WHEREOF, the parties have executed this Lease on the date first written above.

ATTEST:                             LANDLORD:

                                    KENNAMETAL INC.

By: ____________________________    By ___________________________

                                    Name _________________________

                                    Title ________________________

                                    TENANT:

ATTEST:                             J&L AMERICA, INC.

By: ____________________________    By ___________________________

                                    Name _________________________

                                    Title ________________________

                                   EXHIBIT A

Premises
Location          Area (s.f.)          Annual Rent             Monthly Rent
--------          -----------          -----------             ------------




